                                                                     Exhibit 4.3

                              PURCHASE AGREEMENT
                              ------------------

               This PURCHASE AGREEMENT (this "Agreement"), dated as of August 2, 2001, by and among Mikohn Gaming Corporation, a Nevada corporation (the "Company"), and each of the purchasers (individually, a "Purchaser" and, collectively, the "Purchasers") listed on the Schedule of Purchasers attached as Exhibit A hereto (the "Purchasers Schedule").

               WHEREAS, the Company proposes to issue and sell to the Purchasers up to an aggregate of 1,500,000 shares of its common stock, par value $.10 per share (the "Common Stock" and, such shares, the "Common Shares"), subject to the terms and conditions set forth in this Agreement;

               WHEREAS, the Common Shares are being offered and sold to the Purchasers in a private placement (the "Placement") without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption from the registration requirements under the Securities Act, solely to
(i) persons in the United States whom the Company reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time, and (ii) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, that make certain representations and agreements to the Company;

               WHEREAS, Jefferies & Company, Inc. (the "Agent") has been engaged by the Company to act as exclusive placement agent to the Company in connection with the Placement; and

               WHEREAS, the Company has prepared a preliminary private placement memorandum, dated July 17, 2001 (the "Preliminary Private Placement Memorandum") and a final private placement memorandum, dated August 2, 2001 (together with all amendments and supplements thereto, the "Private Placement Memorandum"), describing the Placement and setting forth information regarding the Company and the Common Shares.

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1.     PURCHASE AND SALE OF THE COMMON SHARES
               --------------------------------------

               1.1  Agreement to Purchase and Sell. Upon the basis of the
                    ------------------------------
representations, warranties and covenants, and subject to the terms and conditions set forth in this Agreement and in the Private Placement Memorandum, at the Closing (as defined hereinafter), the Company agrees to sell to each Purchaser, and each such Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Common Shares set forth opposite such Purchaser's name in the Purchasers Schedule for an aggregate amount in cash equal to the product (such product, the "Purchase Price") determined by multiplying (a) the number of Common Shares purchased by such Purchaser by (b) $5.50.

               1.2  Registration Rights Agreement. At the Closing, the Company
                    -----------------------------
and the Purchasers shall execute and deliver a registration rights agreement with respect to the Common

Shares, in substantially the form of Exhibit B hereto (the "Registration Rights Agreement" and, together with this Agreement, the "Operative Agreements").

               1.3  Closing. The closing of the transactions contemplated hereby
                    -------
(the "Closing") shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, on August 10, 2001, or at such other place or time, or on such other date, as the Purchasers and the Company shall mutually agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

               1.4  Delivery and Payment. At the Closing, (a) the Company shall
                    --------------------
deliver or cause to be delivered to each Purchaser (i) a stock certificate or certificates evidencing the number of Common Shares to be purchased by such Purchaser pursuant to this Agreement, such stock certificate(s) to be in the denomination(s) and issued in the name(s) specified to the Company by such Purchaser, (ii) a copy of the Registration Rights Agreement executed by the Company and (iii) all other documents, instruments and writings required to be delivered by the Company to such Purchaser pursuant to this Agreement or otherwise required in connection herewith, and (b) each Purchaser shall deliver or cause to be delivered to the Company (i) the Purchase Price, by wire transfer of immediately available funds to the account designated by the Company, (ii) a copy of the Registration Rights Agreement executed by such Purchaser and (iii) all other documents, instruments and writings required to be delivered by such Purchaser to the Company pursuant to this Agreement or otherwise required in connection herewith.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               ---------------------------------------------

               As of the date hereof, the Company hereby represents and warrants to each Purchaser as follows:

               2.1  Incorporation and Organization. The Company (a) is a
                    ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) has full corporate power and authority to conduct, operate and carry on its business and operations as described in the Private Placement Memorandum, and to manage, use, control, own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not have a material adverse effect on the business, prospects, condition (financial or otherwise), net worth or earnings of the Company and its subsidiaries, taking the Company and its subsidiaries as a whole (a "Material Adverse Effect").

               2.2  Issuance and Delivery of Shares. The Common Shares have been
                    -------------------------------
duly authorized and, when issued by the Company and paid for by the Purchasers, in compliance with the provisions of this Agreement, (a) shall be free and clear of any and all liens, charges, security interests, options, claims, equitable interests, pledges, proxies, voting trusts or agreements, encumbrances, restrictions or adverse interests of any kind and of any nature whatsoever (collectively, "Liens"), except for such restrictions on transfer or ownership as set forth in this Agreement or in the Private Placement Memorandum or otherwise imposed by applicable federal or state securities laws or applicable gaming laws, (b) shall have been duly authorized and validly issued, (c) shall be fully paid and nonassessable and (d) shall have been issued in compliance with all applicable federal and state securities laws and all applicable gaming laws.

The issuance and delivery of the Common Shares are not subject to any preemptive or similar rights.

               2.3  Capital Structure. The authorized and outstanding capital
                    -----------------
stock of the Company as of the date hereof is, and as of the Closing Date will be, as set forth in the Private Placement Memorandum under the caption "Capitalization." All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and all applicable gaming laws and are not subject to, and were not issued in violation of, any preemptive or similar rights. Except as set forth in the Private Placement Memorandum, there are no outstanding securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of the Company or any of its subsidiaries, or any securities convertible into or exercisable or exchangeable for any shares of capital stock or other securities of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, understanding or undertaking. Except as set forth on Schedule 2.3 of the Schedule of Exceptions attached as Schedule A hereto (the "Schedule of Exceptions"), there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with Common Shares registered pursuant to any registration statement.

               2.4  Subsidiaries. Each of the subsidiaries of the Company (a) is
                    ------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has full corporate power and authority to conduct, operate and carry on its business and operations as described in the Private Placement Memorandum, and to manage, use, control, own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business and is in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect. All of the outstanding shares of capital stock of, other securities of or other interests in each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through one or more of the Company's subsidiaries, free and clear of any and all Liens.

               2.5  Authorization; Validity of Agreement; Company Action. The
                    ----------------------------------------------------
Company has full corporate power and authority to execute and deliver each of the Operative Agreements, to perform its obligations under each of the Operative Agreements and to consummate the Placement and the other transactions contemplated by each of the Operative Agreements. The execution and delivery by the Company of each of the Operative Agreements and the consummation by the Company of the transactions contemplated by each of the Operative Agreements have been duly authorized by, and each of the Operative Agreements, the Placement and each of the other transactions contemplated by each of the Operative Agreements have been validly approved by, the requisite vote of the Company's Board of Directors. No other corporate action or proceeding on the part of the Company is necessary for the execution and delivery by the Company of the Operative Agreements, the performance by the Company of its obligations under the Operative Agreements or the consummation by the Company of the Placement and the other transactions contemplated by the Operative Agreements. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by each of the Purchasers, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               2.6  Consents and Approvals. Assuming the accuracy of the
                    ----------------------
representation of each Purchaser set forth in Section 3.3 hereof, except as set forth on Schedule 2.6 of the Schedule of Exceptions, no registration (including any registration under the Securities Act) or filing with, or any notification to, or any approval, permission, consent, ratification, waiver, authorization, order, finding of suitability, permit, license, franchise, exemption, certification or similar instrument or document (each, an "Authorization") of or from, any court, arbitral tribunal, arbitrator, administrative or regulatory agency or commission or other governmental or regulatory authority, agency or governing body, domestic or foreign, including without limitation any Indian tribe or gaming commission, authority or control board (each, a "Governmental Entity"), or any other person, or under any statute, law, ordinance, rule, regulation or agency requirement of any Governmental Entity, including without limitation any gaming regulation or regulatory requirement (each, a "Law"), on the part of the Company or any of its subsidiaries is required in connection with the execution or delivery by the Company of the Operative Agreements, the performance by the Company of its obligations under each of the Operative Agreements or the consummation by the Company of the Placement and the other transactions contemplated by the Operative Agreements.

               2.7  No Violation
                    ------------

                    (a) None of the Company or any of its subsidiaries is in violation or breach of, or default under, nor has any event occurred that has given or could give rise (either with or without due notice or the passage of time or both or the happening or occurrence of any other event (including through the action or inaction of any person)) to any right of termination, amendment, cancellation or acceleration or any obligation to pay or repay with respect to, or has resulted or could result in the loss of any benefit under, any provision of the articles of incorporation, bylaws or similar organizational documents or any of the Company or any of its subsidiaries, or (ii) any indenture, loan agreement, mortgage, guarantee, other indebtedness, lease or other agreement, contract, instrument, obligation, understanding, arrangement, plan, proposal, restriction or other commitment to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries may be bound, or to which any of the respective properties or assets of the Company or any of its subsidiaries may be subject, or to which any of the Common Shares may be subject (each, a "Contract"), and which is material to the Company and its subsidiaries, taking the Company and its subsidiaries as a whole (each such Contract, a "Material Contract").

                    (b) None of the execution or delivery by the Company of the Operative Agreements, the performance by the Company of its obligations under the Operative

Agreements, the consummation by the Company of the Placement or any of the other transactions contemplated by each of the Operative Agreements or the compliance by the Company with any of the terms of the Operative Agreements will (a) conflict with, or result in or constitute any violation or breach of or default under, or give rise (either with or without due notice or the passage of time or both or the happening or occurrence of any other event (including through the action or inaction of any person)) to any right of termination, amendment, cancellation or acceleration or any obligation to pay or repay with respect to, or result in the loss of any benefit under, any provision of the articles of incorporation, bylaws or similar organizational documents of the Company or any of its subsidiaries or any Material Contract; (b) conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award entered, issued, made or rendered by any federal, state, local or foreign government or any other Governmental Entity (each an "Order"), or any Law, applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or to any Common Shares; (c) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of the Company or any of its subsidiaries, or on any Common Shares; or (d) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or to any Common Shares, or result in any other impairment of the rights of the holder of any such Authorization.

               2.8  SEC Documents; Financial Statements. The Company has filed
                    -----------------------------------
in a timely manner all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "SEC Documents"). Each of the SEC Documents, as of its respective date complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its consolidated subsidiaries included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments).

               2.9  Intellectual Property. Except as set forth in the Private
                    ---------------------
Placement Memorandum, the Company owns (and is the record owner of), or possesses adequate licenses to use, sell and license, free and clear of all Liens, the rights to any and all registered and unregistered service marks, trademarks, trade names, corporate names, trade dress, Internet domain names, identifying symbols, logos, emblems, signs or insignia, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all U.S. and foreign patents, patent applications, and patent disclosures (and all rights related thereto, including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing); all copyrights, and all applications, registrations, and renewals in connection therewith; and all confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies; and any licenses to use any of the foregoing (all of the foregoing, collectively, the "intellectual property"), that are used in the business of the Company as presently conducted and as described in the Private Placement Memorandum, except where the failure to own, or be the record owner of, or possess such intellectual property, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Private Placement Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of such intellectual property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling, finding or other Order, would be likely to have a Material Adverse Effect.

               2.10 Litigation. Except as set forth in the Private Placement
                    ----------
Memorandum, there are no investigations, claims, suits, actions, demands, proceedings or arbitrations pending or, to the Company's knowledge, threatened in any court or before or by any other Governmental Entity to which the Company or any subsidiary of the Company is or could be a party or to which any of their respective properties or assets are or could be subject, which, individually or in the aggregate, could have a Material Adverse Effect, nor, to the knowledge of the Company, is there any Law or Order outstanding against or affecting the Company or any of its subsidiaries or any of their respective properties or assets, which, individually or in the aggregate, could have a Material Adverse Effect. To the knowledge of the Company, no action has been taken and no Law or Order has been enacted, adopted or issued by any Governmental Entity which prevents the execution, delivery or performance of this Agreement or the Placement or the issuance of the Common Shares or suspends the Placement or the offering, issuance or sale of the Common Shares in any jurisdiction in which the Common Shares are proposed to be sold. No Order or relief of any nature by any Governmental Entity has been issued with respect to the Company or any of its subsidiaries which would suspend the Placement or the offering, issuance or sale of the Common Shares in any jurisdiction in which the Common Shares are proposed to be sold.

               2.11 Compliance with Laws; Authorizations.
                    ------------------------------------

                    (a) To the knowledge of the Company, none of the Company or any of its subsidiaries has violated any foreign, federal, state or local Law or Order relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) or ERISA which, individually or in the aggregate, would be likely to have a Material Adverse Effect.

                    (b) Each of the Company and its subsidiaries has such Authorizations of, and has made all registrations and filings with and notices to, all Governmental Entities, including under applicable Environmental Laws, as are necessary to manage, use, control, own, lease and operate its properties and assets and to conduct, operate and carry on its business and operations, except where the failure to have any such Authorization or to make any such registration, filing or notice, individually or in the aggregate, would not have a Material Adverse Effect. (i) Each such Authorization is in full force and effect, and each of the Company and its subsidiaries is in full compliance with all the terms and conditions thereof and with the Laws and Orders of the Governmental Entities having jurisdiction with respect thereto, (ii) no event has occurred (including the receipt of notice from any Governmental Entities) which allows, or after due notice or the passage of time or both would allow, revocation, suspension or termination of any such Authorization or results, or after due notice or the passage of time or both would result, in any other impairment of the rights of the holder of any such Authorization; and (iii) such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company, each of the Company and its subsidiaries is in full compliance with all Laws and Orders applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or to any Common Shares, except where the failure to be in compliance, individually or in the aggregate, would not have a Material Adverse Effect.

               2.12 Related Party Transactions. Except as disclosed in the
                    --------------------------
Private Placement Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which would be required by the Securities Act to be described in the Private Placement Memorandum if the Private Placement Memorandum were a prospectus included in a registration statement on Form S-1 filed with the SEC.

               2.13 No Material Adverse Change. Except as disclosed in the
                    --------------------------
Private Placement Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the date as of which such information is given in such Private Placement Memorandum, (a) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company and its subsidiaries, taking the Company and its subsidiaries as a whole, (b) there has not been any material change or any development involving or which could reasonably be expected to involve a material change in the capital stock of the Company or any of its subsidiaries, or material increase or any development involving or which could reasonably be expected to involve a material increase in the short-term or long-term debt of the Company or any of its subsidiaries and (c) there has not been any material adverse change in the business, prospects, condition (financial or otherwise), operations, net worth, earnings, properties, assets, contracts, agreements or otherwise of the Company and its subsidiaries, taking the Company and its subsidiaries as a whole (a "Material Adverse Change"), or, to the knowledge of the Company, any development involving or which could reasonably be expected to involve a Material Adverse Change.

               2.14 Private Placement Memorandum.
                    ----------------------------

                    (a) The Private Placement Memorandum, as of the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The historical financial statements, together with the related notes, included in the Private Placement Memorandum have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments). The other financial and statistical information and data with respect to the Company and its subsidiaries set forth in the Private Placement Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                    (b) The pro forma, or "as adjusted" (referred to herein as "pro forma"), financial statements included in the Private Placement Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and fairly present the historical and proposed transactions contemplated by the Private Placement Memorandum and comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act. The other pro forma financial and statistical information and data with respect to the Company and its subsidiaries set forth in the Private Placement Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

               2.15 Distribution of Offering Materials; Facilitation of
                    ---------------------------------------------------
Placement. Except as permitted by the Securities Act, the Company has not
---------
distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Common Shares, will not distribute any offering material in connection with the Placement other than the Preliminary Private Placement Memorandum and the Private Placement Memorandum. None of the Company or any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Agent or its affiliates or any person acting on its behalf), (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of; any security (as defined in the Securities Act) which is or will be integrated with the Placement in a manner that would require the registration of the Common Shares under the Securities Act or; (b) engaged in or used any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Placement, including articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          2.16  Investment Company Act. The Company is not and, after giving
                ----------------------
effect to the Placement and the application of the net proceeds therefrom as described in the Private Placement Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
            -----------------------------------------------

          As of the date hereof, each Purchaser severally represents and warrants to the Company as follows:

          3.1  Authority. Such Purchaser has all requisite power and authority
               ---------
to execute and deliver each of the Operative Agreements, to perform its obligations under each of the Operative Agreements and to consummate the transactions contemplated by each of the Operative Agreements. Such Purchaser has taken all requisite action to, and no other action or proceeding on the part of such Purchaser is necessary for, the execution and delivery by such Purchaser of the Operative Agreements, the performance by such Purchaser of its obligations under the Operative Agreements or the consummation by such Purchaser of the transactions contemplated by the Operative Agreements. This Agreement has been duly and validly executed and delivered by such Purchaser and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of such Purchaser and is enforceable by the Company against such Purchaser in accordance with its terms.

          3.2  Consents and Approvals.  No registration or filing with, or any
               ----------------------
notification to, or any Authorization of or from, any Governmental Entity or any other person, on the part of the Purchaser is required in connection with the execution or delivery by such Purchaser of the Operative Agreements, the performance by such Purchaser of its obligations under the Operative Agreements or consummation by such Purchaser of the transactions contemplated by the Operative Agreements.

          3.3  Investment Experience and Intent. Such Purchaser has read the
               --------------------------------
information set forth under the caption "Notice to Investors" in the Private Placement Memorandum and hereby makes in this Agreement each of the acknowledgements, representations, warranties and agreements forth under the caption "Notice to Investors" in the Private Placement Memorandum. Such Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of such acknowledgments, representations, warranties and agreements and hereby consents to such reliance. In addition, any sale by any Purchaser of the Common Shares will be based on an independent investment decision by such Purchaser reached at the time of such sale.

          3.4  No Legal, Tax or Investment Advice. Such Purchaser understands
               ----------------------------------
that nothing in the Preliminary Private Placement Memorandum, the Private Placement Memorandum, the Operative Agreements or any other materials presented to such Purchaser in connection with the Placement or the purchase and sale of the Common Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed to be necessary or appropriate in connection with its purchase of the Common Shares.

SECTION 4.  CONDITIONS
            ----------

            4.1 Conditions to Closing of the Purchasers. Each Purchaser's
                ---------------------------------------
obligation to purchase the Common Shares at the Closing is subject to the satisfaction, or waiver by such Purchaser, of the following conditions:

                (a) Representations and Warranties. The representations and
                    ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified as to materiality or a Material Adverse Effect, true and correct) as of such date) as though made on and as of the Closing Date. Such Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                (b) Performance of Obligations of Company. The Company shall
                    -------------------------------------
have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date. Such Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                (c) Opinion of Company and the Company's Counsel. Each Purchaser
                    --------------------------------------------
shall have received (i) an opinion dated the Closing Date from Greenberg Traurig, LLP, counsel to the Company, in the form of Exhibit C hereto, and (ii) an opinion dated the Closing Date from the General Counsel of the Company, in the form of Exhibit D hereto.

                (d) Registration Rights Agreement. The Company shall have
                    -----------------------------
executed and delivered to each of the Purchasers the Registration Rights Agreement.

            4.2 Conditions to Closing of the Company. The Company's obligation
                ------------------------------------
to issue and sell the Common Shares at the Closing is subject to the satisfaction, or waiver by the Company, of the following conditions:

                (a) Representations and Warranties. The representations and
                    ------------------------------
warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date.

                (b) Performance of Obligations of the Purchasers. Each of the
                    --------------------------------------------
Purchasers shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

                (c) Registration Rights Agreement. Each of the Purchasers shall
                    -----------------------------
have executed and delivered to the Company the Registration Rights Agreement.

SECTION 5.  RESTRICTIONS ON TRANSFER OF SHARES
            ----------------------------------

            5.1 Restrictions on Transferability. The Common Shares may not be
                -------------------------------
offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom, and in each case in compliance with the terms of this Agreement and the restrictions set forth under the caption "Notice to Investors" in the Private Placement Memorandum. The Company shall be entitled to give stop transfer orders to its transfer agent with respect to the Common Shares in order to enforce the foregoing restrictions.

            5.2 Restrictive Legend. Each certificate representing the Common
                ------------------
Shares will contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws).

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE EXPIRATION DATE (THE "RESALE RESTRICTION TERMINATION DATE") OF THE PERIOD PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THERETO) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION (SUCH PERIOD TO BE MEASURED FROM THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)), EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO,

          OR FOR OFFER OF SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

SECTION 6.  MISCELLANEOUS
            -------------

            6.1  Survival of Representations and Warranties. All
                 ------------------------------------------
representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) contained in this Agreement shall survive the Closing for three years, except that (i) Section 2.11 shall survive until the end of the applicable statutes of limitations, and (ii) Sections 2.2 and 2.3 and this Section 6.1 shall survive indefinitely.

            6.2  Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed sufficiently given and served for all purposes
(a) when personally delivered or given by telex or machine-confirmed facsimile,
(b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as follows (or at such other address for a party as shall be specified by like notice): (i) in the case of the Company, to Mikohn Gaming Corporation , Attention: President, 920 Pilot Road, Las Vegas, NV 89119, (702) 896-2461 (Facsimile No.), and (ii) in the case of any Purchaser, at the address for such Purchaser as set forth in the Purchasers Schedule.

            6.3  Amendments and Waivers.  No modifications or amendments to, or
                 ----------------------
waivers of, any provision of this Agreement may be made, except pursuant to a document signed by the Company and the holders of a majority of the outstanding Common Shares issued in the Placement.

            6.4  Interpretation. When a reference is made in this Agreement to
                 --------------
Sections, paragraphs, clauses or Exhibits, such reference shall be to a Section, paragraph, clause or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 2, 2001. The words "hereof," "herein," "herewith," "hereby" and "hereunder" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

            6.5 Expenses. Each party shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including fees of legal counsel.

            6.6  Further Assurances. Each party to this Agreement shall do and
                 ------------------
perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            6.7  No Third-Party Beneficiaries.  No person or entity not a party
                 ----------------------------
to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder. All representations, warranties or agreements of any Purchaser contained in this Agreement shall inure to the benefit of the Company.

            6.8  Successors and Assigns. The provisions of this Agreement shall
                 ----------------------
inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding the foregoing, neither any Purchaser nor the Company shall assign or delegate any of its rights or obligations under this Agreement.

            6.9  Entire Agreement. This Agreement and all other documents
                 ----------------
required to be delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

            6.10 Severability. If any provision of this Agreement is held to be
                 ------------
illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

            6.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

            6.12 Gaming Laws. Each of the provisions of this Agreement is
                 -----------
subject to and shall be enforced in compliance with applicable gaming laws.

            6.13 Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

                            (signature page follows)

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                      MIKOHN GAMING CORPORATION


                                      By:__________________________________
                                         Name:
                                         Title:



                                      _____________________________________
                                      as a PURCHASER



                                      By:_________________________________
                                         Name:
                                         Title:

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                                                       EXHIBIT A
                                                                       ---------

                             SCHEDULE OF PURCHASERS
                             ----------------------

          Name and Address                            Number of
            of Purchaser                            Common Shares
---------------------------------------      ----------------------------

                                                                       EXHIBIT B
                                                                       ---------


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                     B-A-1